UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 4, 2004

Host Marriott L.P.

(Exact name of registrant as specified in its chapter)

Delaware	000-25087	52-2095412
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6903 Rockledge Drive, Suite 1500

Bethesda, Maryland 20817

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (240) 744-1000

Item 5. Other events

On August 4, 2004, Host Marriott, L.P. closed on its $350 million in aggregate principal amount of 7% Senior Notes due 2012. The notes were offered in a private placement to qualified institutional buyers pursuant to rule 144A under the Securities Act of 1933, as amended. The net proceeds of the offering will be used to redeem $336 million of Host Marriott L.P.’s existing 7 7/8% Series Senior Notes due 2008 and to pay related fees and expenses. A copy of the news release issued by Host Marriott Corporation is attached as an Exhibit to this Current Report on Form 8-K.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

(c)	Exhibits.

99.1	Host Marriott Corporation news release dated August 4, 2004.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized this 4th day of August 2004.

HOST MARRIOTT L.P.

BY:	Host Marriott Corporation,
its general partner
BY:	/s/ LARRY K. HARVEY
Name:	Larry K. Harvey
Title:	Senior Vice President and Corporate Controller

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